Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated: August 3, 2010.
T-II HOLDINGS LLC

	By:	/s/ Harry F. Weyher III
Name: Harry F. Weyher III
Title: Chief Financial Officer

TRAXYS NORTH AMERICA LLC

	By:	T-II Holdings LLC, Member

	By:	/s/ Harry F. Weyher III
Name: Harry F. Weyher III
Title: Chief Financial Officer

TNA MOLY GROUP LLC

	By:	Traxys North America LLC, Member

	By:	/s/ Harry F. Weyher III
Name: Harry F. Weyher III
Title: Chief Financial Officer